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                                                                   Exhibit 10.12

                       AMENDMENT NO. 1, CONSENT AND WAIVER

                            Dated as of May 19, 2003

                                       TO

                      AMENDED AND RESTATED CREDIT AGREEMENT

                            Dated as of May 21, 2002

                                      among

                                 AUTOZONE, INC.,
                                  as Borrower,

                               THE SEVERAL LENDERS
                         FROM TIME TO TIME PARTY THERETO

                                       and

                              FLEET NATIONAL BANK,
                             as Administrative Agent

                                       and

                              as Syndication Agent

                             FLEET SECURITIES, INC.,
                           J.P. MORGAN SECURITIES INC.
                                       and
                         BANC OF AMERICA SECURITIES LLC
                              as Co-Lead Arrangers

                             FLEET SECURITIES, INC.
                                       and
                           J.P. MORGAN SECURITIES INC.
                               as Co-Book Runners

                                       and

                             BANK OF AMERICA, N.A.,
                               CITICORP USA, INC.
                                       and
                                  SUNTRUST BANK
                             as Documentation Agents

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  AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, CONSENT AND WAIVER

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT, CONSENT AND WAIVER (this "Amendment"), dated as of May 19, 2003, is entered into by and among AUTOZONE, INC., a Nevada corporation (the "Borrower"), the Lenders identified on the signature pages hereto, FLEET NATIONAL BANK, as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent") and as Syndication Agent (in such capacity, the "Syndication Agent"). Terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement referred to below.

         W I T N E S S E T H:

         WHEREAS, pursuant to an Amended and Restated Credit Agreement dated as of May 21, 2002 (the "Credit Agreement") among the Borrower, the Lenders party thereto, the Administrative Agent and JPMorgan Chase Bank, as Syndication Agent, the Lenders have, among other things, extended commitments to make a revolving credit facility available to the Borrower;

         WHEREAS, the Borrower has requested that the Lenders amend the Termination Date, as it applies to the Revolving Loans, Swingline Loans and Competitive Loans, to extend such date from May 20, 2003 to May 18, 2004;

         WHEREAS, the Borrower has informed the Administrative Agent and the Lenders that the Borrower is considering an internal reorganization that would result in the AutoZone parent company changing its state of incorporation from Nevada to Delaware and that will be accomplished either by (i) the Borrower merging with and into a new wholly-owned Subsidiary of the Borrower, which Subsidiary (x) will be incorporated in the state of Delaware and the surviving corporation of such merger, (y) shall, as a result of such merger, assume by operation of law all of the rights and obligations of the Borrower under the Credit Agreement, and (z) shall, immediately after the consummation of such merger, have management and controlling ownership substantially similar to that of the Borrower immediately prior to the consummation of such merger or (ii) the Borrower becoming a wholly-owned Subsidiary of a new holding company incorporated in the State of Delaware, the outstanding capital stock of which holding company will be owned by the current shareholders of the Borrower (either such transaction, the "Reorganization");

         WHEREAS, the Borrower has requested that the Lenders consent to the Reorganization and any non-compliance with the Credit Agreement that may arise directly in connection with consummating the Reorganization; and

         WHEREAS, the Borrower, the Lenders (including the Consenting Revolving Lenders (as such term is defined below)), the Administrative Agent and the Syndication Agent have agreed to amend the Credit Agreement as set forth herein;

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         NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereby agree as follows:

         PART I
         DEFINITIONS

         SUBPART 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, the following terms used in this Amendment, including its preamble and recitals, have the following meanings:

         "Amendment No. 1 Effective Date" as defined in Subpart 4.1.

                                     PART II
         AMENDMENTS TO CREDIT AGREEMENT

         Effective as of the applicable date set forth below (and in each case subject to the occurrence of the Amendment No. 1 Effective Date), the Credit Agreement shall be amended in accordance with this Part II. Except as so amended, the Credit Agreement shall continue in full force and effect.

         SUBPART 2.1. Amendment to Section 1.1.

         (i)      Effective as of the Amendment No. 1 Effective Date, Section
1.1 of the Credit Agreement is amended by replacing in its entirety the existing definition for the defined term set forth below with the following:

                  "Syndication Agent" means Fleet National Bank, together with any successor and assigns.

         (ii) Effective as of May 20, 2003, Section 1.1 of the Credit Agreement is amended by replacing in its entirety the existing definition for the defined term set forth below with the following:

                  "Termination Date" means (i) as to the Revolving Loans, Swingline Loans and Competitive Loans, May 18, 2004, as such date may be extended pursuant to Section 3.4 and (ii) as to the Term Loan, November 22, 2004.

         SUBPART 2.2. Amendment to Section 5.1. Effective as of the Amendment No. 1 Effective Date, (i) the first and third sentences of Section 5.1 of the Credit Agreement are amended by replacing "August 27, 2001" with "August 31, 2002" in each instance, (ii) the third sentence of Section 5.1 of the Credit Agreement is amended by replacing "Closing Date" with "Amendment No. 1 Effective Date" in each instance, and (iii) the following sentence is added to the end of
Section 5.1:

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                  "Since August 31, 2002, through and including the Amendment
           No. 1 Effective Date, there has not occurred an event or condition which has had a Material Adverse Effect."

         SUBPART 2.3. Amendment to Section 5.5. Effective as of the Amendment No. 1 Effective Date, Section 5.5 of the Credit Agreement is amended by inserting the following parenthetical immediately after the reference to
Schedule 5.5:

                  "(as updated in the Borrower's Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended February 15, 2003)"

         SUBPART 2.4. Replacement of Schedule 2.1(a). Effective as of May 20, 2003, Schedule 2.1(a) to the Credit Agreement is deleted in its entirety and replaced with a new Schedule 2.1(a) in the form of Schedule 2.1(a) attached hereto.

                                    PART III
                 TERMINATION DATE EXTENSION; CONSENT AND WAIVER

         SUBPART 3.1 Termination Date Extension. Upon the occurrence of the Amendment No. 1 Effective Date, each of the Lenders with a Revolving Commitment that executes this Amendment (collectively, the "Consenting Revolving Lenders") hereby agrees to extend its Revolving Commitment for an additional 364-day period (i.e., from May 20, 2003 to May 18, 2004) in an amount equal to such Lender's Revolving Commitment amount as set forth on Schedule 2.1(a) attached hereto (as such amount may be reduced or increased from time to time in accordance with the provisions of the Credit Agreement), such commitment amount to be effective as of May 20, 2003.

         SUBPART 3.2 Consent and Waiver. Provided that the consummation of the Reorganization shall not result in a material and adverse impact to the interests of the Administrative Agent and/or the Lenders under the Credit Agreement and the Notes, and subject to the following provisions of this Subpart 3.2, upon the occurrence of the Amendment No. 1 Effective Date the Lenders hereby consent to the Reorganization and (x) waive any non-compliance with Sections 7.3(b), 7.3(c) or 10.3(a) of the Credit Agreement by the Borrower and its Subsidiaries and/or (y) waive any Event of Default resulting from a Change of Control of the Borrower, in each case that may arise directly in connection with consummating the Reorganization; provided, however, that the foregoing waiver with respect to any applicable Change of Control is subject to the requirements that (i) the Borrower become a wholly-owned subsidiary of a corporation organized in the State of Delaware as a result of such Change of Control and (ii) that the management and controlling ownership of such parent corporation immediately after the consummation of the Reorganization be substantially similar to that of the Borrower immediately prior to the consummation of the Reorganization. In addition, the consent and waivers contained in this Subpart 3.2 shall not act as a consent to any other action or inaction by the Borrower, and the waivers set forth herein are one-time waivers and shall not be construed to be (i) waivers as to future non-compliance with the terms of the Credit Agreement, (ii)

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waivers of any other Default or Event of Default that may exist, (iii) an amendment or modification of the Credit Agreement, or (iv) a waiver of any other right, power, or remedy of any Lender or the Administrative Agent under, or any provision contained in, the Credit Agreement or any other Credit Document, in each case except as specifically provided herein, and the Administrative Agent and the Lenders hereby reserve all of their rights, powers and remedies under the Credit Agreement, after giving effect to this Amendment and applicable law. In addition, the Borrower hereby agrees (i) to provide the Administrative Agent and the Lenders with such additional information and documents related to the Reorganization as may be reasonably requested by the Administrative Agent and/or any Lender and (ii) to execute within a reasonable time after consummation of the Reorganization (not to exceed sixty (60) days unless otherwise agreed by the Administrative Agent) such appropriate amendments, corporate authority documents and other supporting documents to or under the Credit Agreement evidencing any changes made necessary by the consummation of the Reorganization (including, without limitation, (x) in the event the Borrower merges with and into a new wholly-owned Subsidiary of the Borrower, a legal opinion of Borrower's counsel, in form and substance reasonably acceptable to the Administrative Agent's legal counsel, addressing the enforceability of the Credit Documents with respect to such surviving Subsidiary and (y) in the event that the Borrower becomes a wholly-owned subsidiary of a new parent holding company incorporated in Delaware, a guaranty by such new parent holding company of the Borrower's obligations under the Credit Agreement) and such other changes as may be mutually agreed to by the Borrower (or its successor, if applicable) and the parties hereto, each in form and substance reasonably acceptable to the Borrower (or its successor, if applicable), the Administrative Agent and the Required Lenders. The Borrower further acknowledges that the consent and waivers evidenced in this Subpart 3.2 are given in reliance upon the foregoing conditions and agreements and shall be deemed revoked if any such condition or agreement is breached.

         PART IV
         CONDITIONS TO EFFECTIVENESS

         SUBPART 4.1. Amendment No. 1 Effective Date. This Amendment shall be and become effective as of the date hereof (the "Amendment No. 1 Effective Date") when all of the applicable conditions set forth below in this Part IV shall have been satisfied.

         SUBPART 4.2. Execution of Counterparts of Amendment. The Administrative Agent shall have received counterparts (or other evidence of execution, including telephonic message, satisfactory to the Administrative Agent) of this Amendment, which collectively shall have been duly executed on behalf of each of the Borrower, the Administrative Agent, the Syndication Agent and the Required Lenders and, to the extent not already included in the Required Lenders, each Lender agreeing to extend its Revolving Commitment in accordance with the terms hereof; provided, however, that, notwithstanding the foregoing, Subpart 3.2 shall not become effective until such time as the Administrative Agent has received signature pages to this Amendment duly executed on behalf of each of the Lenders, as well as on behalf of the Borrower, the Administrative Agent and the Syndication Agent (it being understood that certain Lender signature pages may be received on a date later than the date hereof).

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         SUBPART 4.3. Legal Details, Etc. The Administrative Agent, for the
benefit of the Lenders, and its counsel shall have received, and be satisfied with, any supporting documentation as the Administrative Agent may reasonably request as of the Amendment No. 1 Effective Date.

         SUBPART 4.4 Payment of Fees. The Administrative Agent shall have received the agreed-upon upfront fees for the Consenting Revolving Lenders (which upfront fees shall be for the benefit of the Consenting Revolving Lenders) and all other fees and expenses owing in connection with this Amendment.

         PART V
         MISCELLANEOUS

         SUBPART 5.1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

         SUBPART 5.2. Instrument Pursuant to Credit Agreement. This Amendment is a Credit Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

         SUBPART 5.3. References in Other Credit Documents. At such time as the amendments to the Credit Agreement set forth in Part II hereof shall become effective pursuant to the terms of Part II and Subpart 4.1, all references in the Credit Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

         SUBPART 5.4. Representations and Warranties. The Borrower hereby represents and warrants that:

         (a) It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

         (b) This Amendment has been duly executed and delivered by the Borrower and constitutes the Borrower's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         (c) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by the Borrower of this

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         Amendment, except such filing of a copy of this Amendment as may be required by the Securities Exchange Act of 1934, as amended, or regulations issued pursuant thereto.

         (d) The representations and warranties set forth in Section 5 of the Credit Agreement are, subject to the limitations set forth therein, true and correct in all material respects as of the Amendment No. 1 Effective Date (except for those which expressly relate to an earlier date).

         (e) Subsequent to the execution and delivery of this Amendment and after giving effect hereto, no Default or Event of Default exists under the Amended Credit Agreement or any of the other Credit Documents.

         (f) All of the provisions of the Credit Documents, except as amended hereby, are in full force and effect.

         SUBPART 5.5. No Other Changes. Except as expressly modified and amended in this Amendment, all the terms, provisions and conditions of the Credit Documents shall remain unchanged and shall continue in full force and effect.

         SUBPART 5.6. Counterparts/Telecopy. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart by telecopy shall be effective as an original and shall constitute a representation that an original will be delivered.

         SUBPART 5.7. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

         SUBPART 5.8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         SUBPART 5.9. ENTIRETY. THIS AMENDMENT, THE AMENDED CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS EMBODY THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THESE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

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